Exhibit 10.21

FIRST AMENDMENT

TO PLAIN ENGLISH LOAN AND SECURITY AGREEMENT

This is a FIRST AMENDMENT TO PLAIN ENGLISH LOAN AND SECURITY AGREEMENT dated as of March 22, 2019 (the “Amendment”) by and between PERSONALIS, INC., a Delaware corporation, (“Borrower”) and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company, (“Lender”).

RECITALS

A. Borrower and Lender are parties to the Plain English Revolving Loan and Security Agreement dated as of June 28, 2017 (the “Loan Agreement”), pursuant to which Lender agreed to provide financial accommodations to or for the benefit of Borrower upon the terms and conditions contained in the Loan Agreement. Unless otherwise defined in this Amendment, capitalized terms and matters of construction defined in the Loan Agreement shall have the same meaning given to them in the Loan Agreement.

B. In connection with the Loan Agreement, Lender has made a certain Advances to Borrower which are evidenced by the Plain English Promissory Note 1115-RV-01-01 dated June 28, 2017 executed by Borrower in favor of Lender (“Note RV-01-01”).

C. Borrower has requested that certain provisions of the Loan Agreement be amended, and that growth capital loans be made available to Borrower and in connection with such amendments made herein, Borrower and Lender wish to re-name the Loan Agreement, the “Plain English Loan and Security Agreement”.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Lender agree as follows:

1.	RATIFICATION; LOAN DOCUMENTS REMAIN IN FULL FORCE AND EFFECT

Borrower hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Loan Agreement and the other Loan Documents. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Agreement or any other Loan Document, as in effect prior to the date hereof.

2.	AMENDMENTS TO LOAN AGREEMENT

A.    Name of Loan Agreement. On and after the First Amendment Closing Date, all references in the Loan Documents to “Plain English Revolving Loan and Security Agreement” shall mean and refer to the “Plain English Loan and Security Agreement” as amended by this Amendment

B.    Growth Capital Loan Facility Information. Provided that the conditions in this Amendment and the Loan Agreement are met, Lender will lend to Borrower the additional Growth Capital Loan Commitment Amounts as reflected in this Amendment and Borrower agrees to use such proceeds to finance any of Borrower’s general corporate needs. Lender will lend to Borrower Advances in minimum amounts as set forth in this Amendment up to a maximum of the additional Commitment Amount as provided below.

GROWTH CAPITAL LOAN FACILITY INFORMATION

Facility Number Part 1: 1115-GC-01		Commitment Amount Part 1: $20,000,000

Minimum Advance Amount	Availability Period	Loan Term	Interest Rate

Part 1: $5,000,000, which will be utilized to prepay in full the Note RV-01-01	Part 1: First Amendment Closing Date through January 31, 2020	Part 1: 48 Months (1-12 interest only)	Part 1: For each Advance which in the aggregate with all other Advances is less than or equal to $15,000,000, Prime Rate plus 5.00%

For each Advance which in the aggregate with all other Advances is greater than $15,000,000, Prime Rate plus 6.50%

(Prime Rate as published in the Wall Street Journal, however, in no event shall the Prime Rate be less than 5.50%)

Security Interest First priority security interest in all Collateral; negative pledge on Intellectual Property	End Of Term Payment Part 1: 2.75% of each Advance	Facility Fee Part 1: $250,000 due on the First Amendment Closing Date

C.    AMENDMENT TO PAYMENT OBLIGATIONS. Notwithstanding anything in the Loan Agreement to the contrary, effective as of the date in which Borrower satisfies all conditions to effectiveness set forth in Section 3:

•	The Maturity Date for the Note RV-01 -01 shall be extended and shall be the First Amendment Closing Date (the “Revised Maturity Date”).

•

During the period from December 31, 2018 through the Revised Maturity Date, the Secured Obligations will be repaid monthly in interest only payments payable on the last day of each month (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day), followed by all outstanding principal and accrued interest due on the Revised Maturity Date, if not sooner paid in full.

D.    WHAT THE PARTIES AGREE TO FINANCE; DESIGNATION OF LEAD BORROWER: Section 1 is hereby amended amending by deleting the first paragraph and replacing it with the following:

Provided that the conditions in Sections 4 and 5 and elsewhere in this Agreement are met, We will lend to You the Parts of the Commitment Amount as reflected in the Table of Terms and You agree to use such proceeds to finance any of Your general corporate needs, including Equipment. We will make one monthly Advance under the Revolving Loan and other Advances under the Growth Capital Loan, as requested (each an “Advance”) in minimum amounts as set forth in the Table of Terms up to a maximum of the Commitment Amount as provided in the Table of Terms. Our obligation to fund Advances under each Part of the Commitment Amount under this Agreement will end on the last day of the Availability Period noted in the Table of Terms for such Part.

E.    YOU WILL ENTER INTO MULTIPLE PROMISSORY NOTES: Section 2 is hereby amended by deleting it in its entirety and replacing it with the following:

Revolving Loan

The Plain English Revolving Loan Promissory Note in the form of Exhibit A (“Revolving Promissory Note”) is the form of document the Parties will enter into upon the availability of each Tranche/Commitment Amount of the Revolving Loan. The Revolving Promissory Note evidences the Revolving Loan and all of the terms and conditions of this Agreement are incorporated in and made a part of the Revolving Promissory Note. For any Part that is not available on the Closing Date, the Parties will enter into a Revolving Promissory Note when such Part becomes available.

Growth Capital Loan

The Plain English Growth Capital Promissory Note in the form of Exhibit 1 (the “Growth Capital Promissory Note”, collectively with the Revolving Promissory Note, the “Promissory Note”) is the document the Parties will enter into each time an Advance under the Growth Capital Loan is to be funded. The Growth Capital Promissory Note will contain the specific financial terms of the Advance (e.g. amount funded, interest rate, maturity date, Advance Date, payment due dates etc.) and all of the terms and conditions of this Agreement are incorporated in and made a part of each Growth Capital Promissory Note. There may be multiple Growth Capital Promissory Notes associated with this Agreement.

F.    HOW WILL YOU REQUEST ADVANCES: Section 4 is hereby amended by deleting the second to last paragraph and replacing it with the following:

After We check and approve the information You provide in the Advance Request, (a) with respect to the Revolving Loan, upon Your initial Advance Request, We will prepare and provide to You a Revolving Promissory Note for Your signature and (b) with respect to the Growth Capital Loan, upon each Advance Request, We will prepare and provide to You a Growth Capital Promissory Note and an amortization schedule for Your signature. Upon receipt of the Promissory Note signed by Your authorized officer and confirmation by Us that all conditions to funding an Advance have been met, We will then advance the requested funds to You.

G.    CONDITIONS FOR US TO MAKE LOANS TO YOU: Section 5 is hereby amended amending adding the following:

•	The initial Advance under the Growth Capital Loan shall be used to prepay, in its entirety, all amounts owing in respect of Note RV-01-01.

H.    YOU MAY PREPAY PROMISSORY NOTES: Section 6 is hereby amended by deleting it in its entirety and replacing it with the following:

Revolving Loan

You may at any time prepay any amounts outstanding under all of the Revolving Promissory Notes in part or in full, without premium or penalty, by paying: (a) the principal amount being prepaid and all accrued interest calculated as if the date of such prepayment occurred on the next scheduled monthly payment date per the respective Promissory Notes, (b) the End of Term Payment, prorated for any partial payment, and (c) all other Secured Obligations, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts as of the date of prepayment.

Growth Capital Loan

You may at any time prepay any Growth Capital Promissory Note in full (but not in part), without premium or penalty, by (a) giving five (5) Business Days prior written notice, and (b) paying: (i) the remaining outstanding principal amount and all accrued interest calculated as if the date of such prepayment occurred on the next scheduled monthly payment date per the respective Promissory Note, (ii) the End of Term Payment, (iii) all other Secured Obligations, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts as of the date of prepayment, and (iv) the Prepayment Fee.

I.    HOW AND WHAT WILL YOU PAY US: Section 9 is hereby amended amending by deleting in its entirety and replacing it with the following:

Revolving Loan

Payments. Except as set forth in Section 7 with respect to interest that accrues at the Default Rate, the principal balance of each Revolving Loan Promissory Note shall accrue interest at the percentage per year as indicated in the Revolving Loan Facility Information in the Table of Terms, and shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable, and interest shall accrue from the date on which the Revolving Loan Advance funded to any of You. Monthly installments of interest shall be payable on the last day of each month through the Revolving Loan Maturity Date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day). In the event that the Prime Rate is changed from time to time during the term of this Agreement, the applicable rate of interest for the outstanding principal balance of the Revolving Loan Advances shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. The first payment date for each Revolving Loan Advance will be the last day of the month in which the Revolving Loan Advance was funded. All outstanding principal and accrued interest shall be due on the Revolving Loan Maturity Date, if not sooner paid in full.

Interest Rate Adjustment. Immediately upon execution of a Working Capital Loan Facility the Interest Rate for all outstanding Revolving Loan Advances and any new Revolving Loan Advances shall increase by one percent (1%).

Re-borrowing. Any amounts that You repay on the Revolving Loan Advances may be re-borrowed during the applicable Availability Period.

Growth Capital Loan

Payments. The first payment date for each Growth Capital Loan Advance will be the first day of the month following the month in which the Growth Capital Loan Advance was funded, unless that Growth Capital Loan Advance is funded on the first day of that month, in which case the first payment date shall be the Advance Date.

Each Growth Capital Loan Advance shall be due in monthly installments consisting of that number of months of interest only as indicated in the Growth Capital Loan Facility Information in the Table of Terms followed by the remaining monthly installment payments, as indicated in the Table of Terms, of principal and interest. All payments are payable on the first day of each month through the last payment date (unless that date falls on a day that is not a Business Day in which event such payment shall be due on the previous Business Day). The outstanding balance of each Growth Capital Loan Advance shall be due and payable in full in immediately available funds on the Maturity Date (as defined in the applicable Growth Capital Promissory Note for such Growth Capital Loan Advance), if not sooner paid in full.

Interest. The principal balance of each Growth Capital Promissory Note shall accrue interest at the percentage per year as indicated in the Table of Terms, and shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable, and interest shall accrue in advance from the Advance Date. In the event that the Prime Rate is changed from time to time during the term of this Agreement, the applicable rate of interest for the outstanding principal balance of the Growth Capital Loan Advances shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate.

Interim Payment. In the event a Growth Capital Loan Advance is made on any day other than the first day of the month, You shall make payment to Us on the Advance Date in an amount equal to the per diem interest for the time from the Advance Date through and including the last day of the month in which the Growth Capital Loan Advance is funded.

Fees. You shall pay to Us the following fees and expenses:

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Facility Fees. On or before the Closing Date or First Amendment Closing Date, or upon availability of additional Commitment Amounts, as the case may be, the respective Facility Fee as indicated in the Table of Terms.

•	End of Term Payment. Upon the earlier of the expiration of the Loan Term or last payment date for any Promissory Note, the End of Term Payments as indicated in the Table of Terms.

•	Prepayment Fee. An additional prepayment premium (“Prepayment Fee”) shall be payable as follows:

(a)    If prepaid in months 1-12 of the Loan Term of any Growth Capital Promissory Note: 1.00% of the outstanding balance owing under such Promissory Note; and

(b)    If prepaid after month 12 of the Loan Term of any Growth Capital Promissory Note, no additional prepayment premium shall be due.

Re-borrowing. Any amounts that You repay on the Growth Capital Loan Advances may not be re-borrowed.

Miscellaneous. Payments are due electronically by automatic debit through Automated Clearing House (ACH) payment on or before the last day of each month in the case of a Revolving Loan or the first day of the month in the case of a Growth Capital Loan. You agree to fill out and execute the electronic funds transfer/automatic debit Authorization form that We provide. If We do not receive any payments from You within two (2) Business Days after they are due, You will pay a late charge on the overdue amount. The late charge will be equal to five percent (5%) of the amount due for each month not paid when due and until such time as payment is received. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that We will receive the entire amount of any Secured Obligations payable under this Agreement, regardless of the source of payment. Any interest not paid when due shall be compounded by becoming a part of the Secured Obligations, and such interest shall then accrue interest at the rate then applicable under this Agreement and the applicable Promissory Note.

J. COVENANTS: Section 12, “YOUR CONVENANTS TO US” is hereby amended by deleting subparagraph “Dispositions, Liens and Encumbrances” in its entirety and replacing it with the following:

Dispositions, Liens and Encumbrances. None of You will nor will You permit any of Your Subsidiaries to, transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of Your properties or assets (or those of any Subsidiary), including the Intellectual Property, either voluntarily or involuntarily, without Our prior written consent, other than: (a) Permitted Liens, (b) sales of Inventory in the ordinary course of business, (c) non-exclusive licenses or non-perpetual exclusive licenses with respect to geographic area, fields of use and customized products for specific customers that would not result in a transfer of title of the licensed property under applicable law, all given in the ordinary course of Your business, and (d) sales of worn-out or obsolete Equipment not financed by Us provided that the fair market value of such Equipment does not exceed $50,000 in any fiscal year. In addition, none of You will, nor will You permit any of Your Subsidiaries to, enter into any agreement with any Person (other than Us) that restricts Your ability, or the ability of any of Your Subsidiaries, to transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of Your properties or assets or those of any of Your Subsidiaries, including Your Intellectual Property. Without limiting the generality of the foregoing, none of You will sell, transfer, encumber or otherwise dispose of any ownership interest that You may have in any subsidiary. Notwithstanding the forgoing, nothing in this Agreement shall limit Your Subsidiaries from transferring any of such Subsidiaries properties or assets to You or any other borrower or Guarantor or such Subsidiary making any distributions to You or any other borrower or Guarantor.

K. DEFINITIONS: Section 21 is hereby amended by deleting the definitions of “Revolving Loan”, “Revolving Loan Maturity Date” and “Table of Terms” and replacing them as follows:

“Revolving Loan” means the loans in the maximum principal amount as stated in the Table of Terms “Revolving Loan Facility Information” under the caption “Commitment Amount” made to You by Us pursuant to the terms of this Agreement.

“Revolving Loan Maturity Date” means the First Amendment Closing Date.

“Table of Terms” means the table of terms on Page 1 and 2 of the Loan Agreement, and Page 2 of the First Amendment.

L.    DEFINITIONS: Section 21 is hereby amended by adding the following definitions in alphabetical order:

“First Amendment” means that certain First Amendment to Plain English Loan and Security Agreement by and between You and Us, dated as of March 22, 2019.

“First Amendment Closing Date” means March 22, 2019.

“Growth Capital Loan” means the loans in the maximum principal amount as stated in the Table of Terms “Growth Capital Loan Facility Information” under the caption “Commitment Amount” made to You by Us pursuant to the terms of this Agreement.

“Prepayment Fee” has the meaning given to it in Section 9.

M. EXHIBITS: Exhibit 1 attached hereto, shall be incorporated into and become a part of the Loan Agreement.

3.    CONDITIONS TO EFFECTIVENESS

•	Receipt by Lender of copies of this Amendment, duly executed by Borrower and Lender;

•	Receipt by Lender of the Warrant Agreement of even date as this Amendment;

•	Receipt by Lender of the Certificate of Perfection of even date as this Amendment;

•	Receipt by Lender of the Growth Capital Loan Part 1 Facility Fee noted above;

•	Receipt by Lender of a Certificate of Secretary regarding resolutions and incumbency;

•	Receipt by Lender of certified copy of Certificate of Incorporation and By-Laws as amended through the date of this Amendment;

•	The absence of any Default or Event of Default; and

•	Such other documents as We may reasonably request.

4.    REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date or (b) set forth in a Schedule of Exceptions attached hereto, if any, are true and correct in all material respects as of the date of this Amendment. Borrower further represents and warrants that there are no Defaults or Events of Default that have occurred and are continuing as of the date of this Amendment.

5.    MISCELLANEOUS

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Entire Agreement. The terms and conditions of this Amendment shall be incorporated by reference in the Loan Agreement as though set forth in full in the Loan Agreement. In the event of any inconsistency between the provisions of this Amendment and any other provision of the Loan Agreement, the terms and provisions of this Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect to the extent in effect on the date of this Amendment. The Loan Agreement, as modified by this Amendment, together with the other Loan Documents, constitutes the complete agreement among the parties and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter the Loan Agreement.

•	Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

•	Recitals. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

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Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

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Effect. Upon the effectiveness of this Amendment, from and after the date of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended by this Amendment and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended by this Amendment.

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No Novation. Except as expressly provided in Section 2 above, the execution, delivery, and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Lender under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents, or (c) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Loan Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

•	Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument.

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Signatures. This Agreement and any Promissory Note may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, The Parties have executed and delivered this Amendment as of the day and year first above written.

BORROWER:	You:	PERSONALIS, INC.

	Signature:	/s/ JOHN WEST

	Print Name:	JOHN WEST

	Title:	CEO

Accepted in Menlo Park, California:

LENDER:	Us:	TRIPLEPOINT CAPITAL LLC

	Signature:	/s/ Andrew Olson

	Print Name:	Andrew Olson

	Title:	CFO

[SIGNATURE PAGE TO FIRST AMENDMENT TO PLAIN ENGLISH LOAN and SECURITY AGREEMENT]

EXHIBIT 1

PLAIN ENGLISH GROWTH CAPITAL PROMISSORY NOTE

This is a Plain English Growth Capital Promissory Note dated                     , 20         by and between TRIPLEPOINT CAPITAL LLC, as lender, and PERSONALIS, INC. and any other Person that executes a Joinder Agreement to become a borrower under the Loan Agreement, as borrowers (the “Promissory Note”). The words “We”, “Us”, and “Our”, refer to TRIPLEPOINT CAPITAL LLC. Unless otherwise specified, the words “You” and “Your” refer to PERSONALIS, INC. and any other Person that executes a Joinder Agreement to become a borrower under the Loan Agreement, and not any individual, and PERSONALIS, INC. and any other Person that executes a Joinder Agreement to become a borrower under the Loan Agreement, shall be jointly and severally liable for any and all of Your agreements and obligations under this Promissory Note. The words “Parties” refers to each of and all of TRIPLEPOINT CAPITAL LLC, PERSONALIS, INC. and any other Person that executes a Joinder Agreement to become a borrower under the Loan Agreement.

This Promissory Note is the Promissory Note referred to in, and is executed and delivered in connection with, the Plain English Loan and Security Agreement dated as of June 28, 2017, by and between the Parties, as the same may from time to time be amended, modified or supplemented in accordance with its terms (the “Loan Agreement”), and is entitled to the benefit and security of that Loan Agreement and the other documents executed in connection with all principal, interest, fees or other liabilities owed by You under the Loan Agreement and other Loan Documents (as defined in the Loan Agreement). All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

PROMISSORY NOTE INFORMATION

Facility Name Growth Capital Loan Facility	Facility Number 1115-GC-0_	Promissory Note Number 1115-GC-0_-0_	Principal Amount $

Payment Amount [Months 1-XX: interest only; Months XX-XX: $ ]	Loan Term months	Interest Rate [Prime Rate plus %]	End of Term Payment $[ %]

Interim Payment $	Funding Date , 20	First Payment Date , 20	Maturity Date , 20

CONTACT INFORMATION

Name TriplePoint Capital LLC	Address For Notices 2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Contact Person Sajal Srivastava, President Tel: (650) 233-2102 Fax: (650) 854-1850 email: legal@triplepointcapital.com

Customer Name Personalis, Inc.	Central Billing Address 1330 O’Brien Drive Menlo Park, CA 94025	Contact Person Name, Title Carol Tillis, VP Finance & Administration Tel: (650) 752-1330 Fax: (650)752-1301 email: carol.tillis@personalis.com

FOR VALUE RECEIVED, Each of You, jointly and severally, hereby promise to pay to the order of TriplePoint Capital LLC or the holder of this Promissory Note at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the holder of this Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of                     /100 Dollars ($            ) together with interest at Prime Rate plus      percent (    %) per annum, from the date of this Promissory Note to maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 of this Promissory Note and as set forth in the Loan Agreement. In addition to Your final payment, You will pay Us an amount equal to      percent (    %) of the principal amount of this Promissory Note. Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable. Any payments made under this Promissory Note shall not be available for re-borrowing.

The aggregate outstanding principal balance of this Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

You will not, directly or indirectly, use the proceeds of any Advance(s) under this Promissory Note, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person, to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of any sanctions administered by OFAC, or in any other manner that would result in a violation of OFAC sanctions by any Person, including any Person participating in any capacity in any Advance(s) under this Promissory Note.

This Promissory Note has been negotiated and delivered to Us and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWERS	YOU:	PERSONALIS, INC.

Signature:

Print Name:

Title: